UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017 (February 8, 2017)

ZEECOL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53379	26-1133266
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

57a Nayland Street

Sumner, Christchurch 8081

New Zealand

(Address of Principal Executive Offices)

Registrant’s telephone number: (347) 709-6963

GREEN DRAGON WOOD PRODUCTS, INC.

Unit 312, 3rd Floor, New East Ocean Centre

9 Science Museum Road

Kowloon, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Amendment No. 1 on Form 8-K/A is an amendment to the Current Report on Form 8-K (the “Original Form 8-K”) of Zeecol International, Inc., dated February 9, 2017 (the “Original Filing Date”). This Form 8-K/A speaks as of the Original Filing Date, unless specified otherwise, and amends and restates the Original Form 8-K in its entirety.

General Background and Description of the Company

Zeecol Limited (“Zeecol”) was incorporated in Christchurch, New Zealand in September 2011. On February 3, 2017, Zeecol entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Green Dragon Wood Products, Inc., a Florida corporation (“Green Dragon”), the shareholders of Zeecol and Zeecol Acquisition Limited, a New Zealand corporation and a wholly-owned subsidiary of Green Dragon (the “Merger Sub”), providing for the merger of Merger Sub with and into Zeecol (the “Merger”), with Zeecol surviving the Merger as a wholly-owned subsidiary of Green Dragon. The Merger was consummated on February 8, 2017. On March 27, 2017, Green Dragon changed its name to Zeecol International, Inc. (the “Company”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Merger

The Merger was consummated on February 8, 2017. In consideration for the Merger, the Zeecol shareholders exchanged all of the issued and outstanding shares of Zeecol to the Company, and the Company issued 116,561,667 shares of Company common stock, par value $0.001 (“Common Stock”) to the Zeecol Shareholders.

As a condition to closing the Merger, Kwok Leung Lee (“Mr. Lee”), the previous majority shareholder and previous Chief Executive Officer of the Company agreed to return 20,120,000 of his shares of Common Stock, representing all of his Common Stock holdings, to the Company.

Business

The Business of Zeecol

Business Overview

Zeecol’s goal is to provide environmentally low-impact farming integration solutions. Zeecol’s plan is to incorporate proven farming technology with its own proprietary processes to eliminate the carbon foot-print of its client dairy farmers in New Zealand, while substantially reducing its client’s operating costs and easing their regulatory scrutiny. Zeecol intends to advance the New Zealand dairy industry, using best practices for sustainable dairy farming, bringing it in line with or ahead of the world’s industry standard in terms of reducing environmental impact. The concept of “Zero Impact Farming” involves converting environmentally harmful pollutants into valuable commodities for the farm, as well as for the Zeecol supply chain. Dairy farms purchase five main categories of commodities: water, feed, fuel, fertilizer and electricity. Zeecol will purchase and/or build equipment enabling it to supply the farmer with all of these commodities.

The primary Zeecol system will take low value products derived from animals, including all waste streams on a dairy farm or feed lot, and efficiently produce/convert these low value products into high value products such as energy and animal feed that are to be sold back to the farmer on long term contracts. The objective is to reduce both environmental costs and dollar costs of farming.

The process will utilize an anaerobic digester that makes waste suitable for use by plants, and a photo bioreactor that supports colonies of highly efficient single celled plants called micro algae. The cows and other farm animals will essentially “feed” the digester, and the digester will feed the photo bioreactor. Finally, the photo bioreactor will feed the cows and farm animals completing the closed cycle. Throughout the process, we anticipate that fuel, electricity and fertilizer will be produced as saleable byproducts. In this way, the Zeecol system hopes to eliminates all waste while supercharging what happens naturally.

Our goal is to purchase waste treatment equipment at wholesale prices utilizing company resources, and then resell the equipment products at a profit while maintaining long-term relationships with our client farmers.

At the current time, we do not have sufficient capital to fully exploit the opportunities available, and will look to raise significant additional capital in the future.

New Zealand Environmental Regulations

The Environmental Protection Authority (or, the “NZ EPA”) is a government agency and environmental regulator in New Zealand. See http://www.epa.govt.nz.

The NZ EPA began operations in July of 2011 under its own Act called the Environmental Protection Authority Act 2011. The Act requires the NZ EPA to contribute to the effective and transparent management of New Zealand’s environment and natural and physical resources. The NZ EPA has multiple responsibilities, functions, duties and powers under six other Acts.

The NZ EPA authorized the installation of 800 water sampling stations across the nation and created a unified water pollution model. This resulted in a computer based regulatory model that gave estimates of how much pollution was entering the water ways, lakes and streams of New Zealand. In New Zealand, farms must attain consents from their Regional Councils to obtain operating permits. Those Councils must comply with Parliamentary rules to obtain the rates (property taxes) paid in their region. Compliance with the computer program limits became part of that process in 2011. The process is as follows;

(1)	The computer model indicates your business (farm) is a source of offending water pollution;
(2)	You are given notice that sampling equipment may be set up at your place of business;
(3)	Information is gathered;
(4)	It is interpreted by the model;
(5)	Environmental authorities issue guidelines for your business (farm);
(6)	In cases where the business is of long-standing with no immediate environmental harm, a reduction plan of action may be accepted in lieu of action; For dairy farms this usually involves a stock reduction i.e. a reduction in numbers of animals per hectare.

Failure to follow NZ EPA recommendations means that farmers will not obtain their consents to operate their farm. Without consent to operate it is impossible to maintain a credit line for the operation or maintain a contract for the production and sale of milk to buyers.

Zeecol’s model is to be paid to take an option (the “Option”) to possess all of a farm’s waste and waste treatment systems existing on these farms giving it legal authority to deal with the environmental and regulatory agencies. Zeecol approaches regulators and submits a plan to process waste into feed fuel fertilizer and electricity that are sold on the farm and asks for a five year period to construct the facility. Once environmental approvals have been attained, Zeecol then approaches the local and Regional councils for their approvals and building permits. This is usually done as a variation on an existing waste treatment system (i.e. replacing a clay lined manure pond with a series of closed steel tanks). Once these are approved, Zeecol signs an off-take contract with the farm. If approvals are not forthcoming the Option expires and the problems return to the farm.

Addressing a Growing Problem in New Zealand

To comply with the NZ EPA, dairy farms are required to demonstrate their ability to meet specific quality standards. Under these new standards and regulations, the present method of dairy farming in New Zealand is viable for only a small number of farms. Most farms will either be forced to reduce their herd size to be compliant, or pay for expensive barns and equipment and manage their farms more profitably. According to a 2015 DairyNZ study of the distribution of Dairy Debt in New Zealand, 3,800 of New Zealand’s 11,000 dairy farms are losing money and over half are under severe financial stress. The number of dairy cows dropped from 6.4 million in 2011 to 5.0 million at the time of the report.

Management believes a trend is forming where New Zealand farm assets will likely be acquired by overseas agricultural enterprises and the operation of these highly efficient corporate facilities will place continuing financial pressure on the remaining New Zealand farm families.

In recent years, New Zealand farmers have been vulnerable to these large agricultural enterprises, broadly referred to as “Agribusiness,” taking over unprofitable, distressed or non-compliant farms. Zeecol intends to give New Zealand farmers an alternative: the opportunity to continue owning and operating their farms at a greater profit with the use of Zeecol’s anaerobic digesters, providing farmers with the use and benefit of otherwise prohibitively costly and complex equipment. Zeecol’s “Build Own Operate” (or “BOO”) approach works with quality farm owners, permitting them to retain ownership of their farms while generating greater value and earning more per cow than the farmers did before, while simultaneously reducing their pollution and operating costs.

Lowering the cost of milk production, increasing farm profits, expanding the size of New Zealand’s dairy exports, while substantially reducing dairy’s impact on the environment, all have far reaching consequences beyond Zeecol’s bottom line.

Proposed Design of Zeecol Digester

Discussion of Zeecol’s Farm Waste Treatment Process

Zeecol considers manure from cows to be a renewable national resource, and the costs of processing of this manure into useful fuels and feed will be covered by other farm generated commodities.

Our plan:

●	Nitrates from manure that foul the water supply can be efficiently converted to proteins.
●

Phosphorus, potassium and other micronutrients that normally leak into the water from waste can be converted to bioavailable forms and be applied to the soil in ways that don’t cause water pollution. Fats, oils and greases produced on the farm can be converted to clean burning methane that will be used to run tractors and generators.

●	Electricity produced in generators will be used to run milking machines and refrigerate milk before its picked up by the buyers.
●	Carbon dioxide produced in the digesters and by the generator will be absorbed by waste water and used by algae to grow feed while cleaning the water.

Virtually all components in our process are recycled in a highly sustainable way, and sold back to the farmer per the off-take agreements.

Financing Model for Zeecol

In the Zeecol financing model, farmers establish:

1.	Rights to the underlying asset, wherein a property lease is provided in favor of Zeecol giving ownership of farm waste products and land;
2.	A scientific case is made with supporting reports indicating that usable feed fuel and fertilizer are components that can be extracted or derived, as well as electricity from the waste;
3.	An economic case is made with qualified vendors giving firm price quotes to recover those values;

4.	A legal/political case is made by:

a)	environmental authorities agreeing to the remediation plan for equipment; and
b)	local councils providing permits for construction and operation of the facilities.

5.	Buyers enter into off take contracts indicating commitment to purchase if feed fuel fertilizer and electricity meets their specifications;
6.	Farm projects are then financed.

Onboarding Farms

Our sales team, led by our CEO, William Mook, conducts the following to bring on new farm clients:

●	The process begins with an interview of the farmer and review of his or her needs.
●	Once the Company assesses the farmer’s needs, the Company enters into a letter of intent and collects a participation fee of approximately $300 per animal.
●	Zeecol then develops a detailed plan for the farm obtaining expected yields from experts in the field, and firm price quotes from qualified vendors (“the Plan”).
●	The Company presents the Plan to the environmental authorities and get approval, which, if approved, can provide immediate and significant regulatory relief to the farmer.
●	The Company then seeks construction permits from local city councils.
●	Finally, the farmers execute an off-take contract to buy products made from waste, and zeecol collects fees on farm product sales.

Zeecol has completed this process with five farms and collected for 10,800 cows across those farms. These are not the number of cows these farms have today, rather, it is the number of cows they will be permitted to operate following construction of the Zeecol facilities on those farms. Presently, these farms have 6,200 cows, or an average of 1,240 cows per farm. At the present time, no Zeecol facilities are constructed.

IP Agreement with William Mook

In May 2017, we entered into an IP license agreement (the “Agreement”) with our CEO and largest shareholder, William Mook. Pursuant to the Agreement, Mr. Mook granted to the Company the exclusive license (the “Exclusive License”) to the intellectual property rights of the method and substance of the Products. The Products are defined as products developed by Mr. Mook relating to the treatment of animal waste. Mr. Mook cannot sell the Products to any other person or enter into arrangements other than those contemplated by the Agreement to commercialize the Products in New Zealand. Pursuant to the Agreement, the Company will pay to Mr. Mook the sum of NZ$100,000 per year, or such larger amounts as are agreed to in advance for the second and subsequent years, payable in quarterly installments. The Company will also owe to Mr. Mook an 8% royalty in perpetuity for the net sales of any Products. Additionally, one third of the proceeds that the Company receives for the grant of any sub-license to third parties shall be payed immediately to Mr. Mook as well as 20% of all royalties payable by any sub-licensee to the Company. Additionally, the Company will pay to Mr. Mook a to be negotiated “product fee” immediately upon the Company producing a Product. The term of the Agreement is for a period of 20 years, unless terminated earlier by the mutual agreement of the parties or terminated within 24 months of the date of the Agreement if the Company is unable to raise additional capital in an amount equal to or in excess of NZ$5,000,000, of which none has been raised to date. Additionally, the Company may cancel the Agreement at any time upon two months’ notice. The Agreement may also be terminated by an event of breach, which includes the event in which 51% or more of the shareholding of the Company changes from the date of the Agreement.

The Market and Target Customers

Livestock numbers come from the Agricultural Production Census (APS) and Agricultural Production Survey conducted by Stats NZ with the Ministry for Primary Industries.1

New Zealand is one of the largest dairy exporters in the world. Dairy is one of the largest asset classes in New Zealand and represents a significant fraction of the New Zealand economy. There are 4.2 million dairy milking cows in New Zealand, and 5.26 million dairy cattle in total an increase from 3 million in 1982. As of 2016, there are 12,786 dairy farms, with a total area of 2.1 million hectares.

In 2016, New Zealand was the world’s eighth largest milk producer, with about 2.2% of world production. Total production was 2.33 billion kg of milk solids, and NZ$8.38 billion of dairy products were exported.

New Zealand formally recognizes livestock and in particular the dairy industry as a leading contributor of that countries greenhouse gasses (methane and CO2) in their ‘Cap and Trade’ program. Zeecol has delivered a government accepted management plan that recycles methane and CO2 produced from dairies into fuel, power, feed and fertilizer.

New Zealand has implemented a policy for water quality and sewage runoff wherein individual farms must submit and be approved on their management plan and/or face a reduced stocking rate or shut down. Farmers do have a time-frame of 20 years to comply with clean water legislation. This is negotiated with regulators on a case by case basis and involves obtaining consents from local and regional councils to operate. Zeecol has sought and attained approvals for five years among its client base.

1 http://www.stats.govt.nz/browse_for_stats/environment/environmental-reporting-series/environmental-indicators/Home/Land/livestock-numbers.aspx

Zeecol has submitted and received approval from the government for certain of its farms that it has signed 20 year off take contracts with. Certain of our farms have approved plans for Zeecol’s system and have received consents from local and regional councils to operate under the relevant acts.

Below is a profile of our target customers:

Our target customer is any successful farm owner who has a decade or more of profitable operation yet is having trouble maintaining its intensive feeding program and current stocking rate and herd size. We are looking at dairy operators located in New Zealand willing to place waste treatment equipment on their land and supply waste at little or no cost and in return purchase products on a long-term supply contract from Zeecol:

●	Operators wanting to increase stocking rates.
●	Operators needing to reduce costs of inputs.
●	Operators requiring a sewage management plan or face shut down.
●	Operators having a minimum 10 year track record of operations.

Competition

Direct Purchase of Equipment

●	Vendors who seek a direct purchase of their equipment who sell only individual items and provide only a single component that the buyer needs. Vendors are looking for clients to purchase equipment for cash and then asking the farm to manage and maintain the equipment to realize profitable production of commodities.
●	Vendors who seek direct purchase of equipment are generally looking for a large margin.
●	Typically equipment sellers will focus on one area of the country in which they are most familiar.
●	Equipment sellers are typically very familiar with only the equipment they are selling.
●	Equipment sellers have a limited scope in which to operate. They require the operator to find his own financing for the equipment purchase.

Government Programs

●	Government programs generally focus on alternative energy and green solutions.
●	Government programs target broad areas of need and not the needs of individual operators.
●	Typically government programs are slow to adopt the best technical approach and are much more difficult to work with since working with government involves a great many interests.

Direct Competitors

●	The Energy Efficiency and Conservation Authority, the National Institute of Water and Atmospheric Research, agricultural engineers Dairy Green, Venture Southland and Fortuna Group recently trialed on Glenarlea Farm, a 950-cow Southland dairy farm, a new off-the-shelf system to generate electricity and hot water using methane from dairy effluent ponds, and this technology could be available in the next few years;
●	Marlborough Renewable Oil Limited;
●	Bioreactors Limited; and
●	Solid Energy Agrifuels (a State Owned Enterprise).

Property

We maintain an office at 57a Nayland Street, Sumner 8081 Christchurch, New Zealand. We do not have a formal lease agreement for this property, but Zeecol pays NZ$3,250 per every 10 week period.

Employees

As of May 12, 2017, Zeecol had no permanent employees. Zeecol has three sales associates and two executives, both of which are investors in the Company and have received no compensation. A third executive has a consultancy contract with the company totaling less than $100,000 per year and receives no direct compensation. None of our employees are represented by a labor union, and we consider our employee relations to be good.

The Business of Green Dragon

For a description of the business of Green Dragon, please refer to the section “Item 1. Business – Our Business” of the Company’s Form 10-K for the fiscal year ended March 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2017 (the “2016 10-K”).

Risk Factors

Our business, financial condition, operating results and cash flows can be affected by a number of factors, including, but not limited to, those set forth below, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results. The risks described below are not the only ones we face, but those we currently consider to be material. There may be other risks which we now consider immaterial, or which are unknown or unpredictable, with respect to our business, our competition, the regulatory environment or otherwise that could have a material adverse effect on our business. For risk factors associated with the business of Green Dragon and risks associated with our Common Stock, please refer to the sections “Item 1A. Risk Factors – Risks Related To Our Business” and Item 1A. Risk Factors – Risks Related To Our Common Stock” of the 2016 10-K, respectively.

Risks Related to the Business of Zeecol

Zeecol only has a limited history upon which an evaluation of our prospects and future performance can be made and have no history of profitable operations.

Although Zeecol was incorporated in New Zealand in 2011, we have never earned a profit, and only in recent years have we truly began to operate our business. Accordingly, we have only a limited history upon which an evaluation of our prospects and future performance can be made and have no history of profitable operations. Due to our lack of operating history, our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the startup of a business and operation in a competitive and highly regulated industry. We will sustain losses in the future as we implement our business plan. There can be no assurance that we will ever generate revenues or operate profitably.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have not generated any revenues. As an early stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. We may not be successful in implementing such plan and cannot guarantee that, if implemented, we will ultimately be able to attain profitability.

We will need to obtain additional financing to fund our operations.

We will need significant additional capital in the future to continue to execute our business plan, which includes the construction of our digesters. Therefore, we will be dependent upon additional capital in the form of either debt or equity to continue our operations and commercialize our products. At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. We may not be able to arrange enough investment within the time the investment is required or that if it is arranged, that it will be on favorable terms. If we cannot get the needed capital, we may not be able to become profitable and may have to curtail or cease our operations.

We are dependent on the New Zealand rural sector, which can be affected by a wide range of factors outside our control.

Our revenues and results of operations depend significantly on the prospects of the New Zealand rural sector where we primarily operate. Our prospects also depend, to a significant extent, on positive farmer sentiment in New Zealand which can be affected by a wide range of factors outside our control. The following are key factors and risks that can have a material impact on the performance of the rural sector and farmer sentiment and in turn our business performance:

●	Fonterra milksolids payout: The dairy sector in New Zealand is heavily influenced by the Fonterra payout announcements each year, which determine dairy farmers’ cash flows and returns for the upcoming season. Farm financial performance is heavily determined by this metric and drives on-farm investment and expenditure decisions and subsequent demand for our products and services.

●	Climate conditions: The rural sectors in the markets where we operate are exposed to volatile climate conditions, particularly given the adverse effects on farming caused by droughts or floods. The Australian rural sector is particularly susceptible to drought, which has the potential to result in a material adverse impact on that country’s agricultural revenue.

●	Commodity price and volume: Prices and sales volumes for agricultural commodities such as lamb, beef, wool and dairy products are key factors affecting farm financial performance. Farm financial performance dictates farmer expenditure, which significantly influences demand for our products and services and, in turn, our revenues and results of operations.

●	Regulatory changes: Changes to the regulatory structure of the New Zealand rural economies could either expand or reduce the range of products and services required by farmers and other rural sector participants.

●	Animal health and crop conditions: An outbreak of animal or crop disease may dramatically reduce production or restrict the ability of our clients to sell their stock or production on domestic and international markets.

●	International trade barriers: Barriers in the form of foreign government subsidies and quota restrictions can restrict the ability of New Zealand to sell their agricultural commodities in international markets and can also affect the price at which such commodities are sold.

●	Environmental regulations: Changes to environmental regulations and the resulting compliance burdens on farmers could adversely impact Zeecol’s currently contemplated business model.

We depend heavily on our CEO William Mook and we have entered into a license agreement which governs the terms of our relationship. If the license agreement is terminated or if we were to lose the services of Mr. Mook, the loss could have a material adverse effect upon our business, financial condition or results of operations.

In May 2017, we entered into an IP license agreement (the “Agreement”) with our CEO and largest shareholder, William Mook. Pursuant to the Agreement, Mr. Mook granted to the Company the exclusive license (the “Exclusive License”) to the intellectual property rights of the method and substance of the Products. The Products are defined as products developed by Mr. Mook relating to the treatment of animal waste. Mr. Mook cannot sell the Products to any other person or enter into arrangements other than those contemplated by the Agreement to commercialize the Products in New Zealand. Pursuant to the Agreement, the Company will pay to Mr. Mook the sum of NZ$100,000 per year, or such larger amounts as are agreed to in advance for the second and subsequent years, payable in quarterly installments. The Company will also owe to Mr. Mook an 8% royalty in perpetuity for the net sales of any Products. Additionally, one third of the proceeds that the Company receives for the grant of any sub-license to third parties shall be payed immediately to Mr. Mook as well as 20% of all royalties payable by any sub-licensee to the Company. Additionally, the Company will pay to Mr. Mook a to be negotiated “product fee” immediately upon the Company producing a Product. The term of the Agreement is for a period of 20 years, unless terminated earlier by the mutual agreement of the parties or terminated within 24 months of the date of the Agreement if the Company is unable to raise additional capital in an amount equal to or in excess of NZ$5,000,000, of which none has been raised to date. Additionally, the Company may cancel the Agreement at any time upon two months’ notice. The Agreement may also be terminated by an event of breach, which includes the event in which 51% or more of the shareholding of the Company changes from the date of the Agreement.

We believe our success depends heavily on the continued active participation Mr. Mook and the continued existence of the Agreement. If we were to lose the services of Mr. Mook, or if the Agreement was to be terminated, amended or modified, the loss could have a material adverse effect upon our business, financial condition or results of operations.

Extreme weather conditions and other natural or man-made disasters could damage our products and customers and adversely affect demand from end users/farmers, which would cause a material reduction in revenues.

Customer demand for our products are subject to the risks associated with agriculture, including extreme weather conditions and other natural disasters such as drought, flood, snowstorm, earthquake, pestilence, plant diseases and insect infestations. The quality, cost and volume of our products that we produce could be materially adversely affected by extreme weather conditions or natural disasters.

The efficiencies of our farming system may not be scalable.

Our model has not yet been formally implemented on any farm, and if our system is not as efficient as projected, this could impair Zeecol’s ability to implement its strategic plan and negatively affects its operating results.

Key assets such as land, livestock and infrastructure could increase in price, increasing our operating costs.

An increase in the cost of items such as land, livestock and infrastructure could increase our operating costs and additional capital may not be available to us on acceptable terms when needed.

A change in the water availability may negatively impact the efficiency of the business model.

The success of our farming system is partly dependent on the availability of water on a farm. If there was a reduction in water availability on a farm subsequent to Zeecol beginning its operations on such farm, due to drought, contamination or otherwise, Zeecol’s profitability on that farm could be negatively affected.

If we are unable to effectively manage our growth plan, we may be unable to implement our business strategy.

Our growth plan requires significant operational and financial resources. There is no assurance that we can obtain the operational and financial resources we will need in order to manage develop and manage our growth strategy. Rapid growth may place a significant strain on management and administrative, operational and financial infrastructure, and failure to adequately manage growth could have a material adverse effect on our business, prospects, financial condition or results of operations.

We face significant competition from a variety of sources.

We operate in competitive markets and our future success will be largely dependent on our ability to provide quality products, services and solutions at competitive prices. We face competition in the form of direct purchases of equipment, government programs and direct competitors in New Zealand. These competitors may have been in business longer than we have, may have substantially greater financial and other resources than we have and may be better established in their markets. We can provide no assurance that our current or potential competitors will not provide products or services comparable or superior to those provided by us or adapt more quickly than we do to evolving industry or market trends. It is also possible that strategic alliances may form among competitors which may acquire a significant share of the market. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which would materially and adversely affect our business, prospects, financial condition or results of operations. We cannot assure investors that we will be able to compete effectively against current and future competitors.

As a result of their existing ownership, our executive officers and directors own a substantial interest in our voting capital and investors may have limited voice in our management.

Mr. Mook owns approximately 95% of our Common Stock Additionally, the holdings of our officers and directors may increase in the future if they otherwise acquire additional shares of our Common Stock.

As a result of their ownership and positions, our executive officers and directors, particularly Mr. Mook, will be able to influence all matters requiring shareholder approval, including the following matters:

●	Election of our directors;

●	Amendment to our articles of incorporation or bylaws; and

●	Effecting or preventing a merger, sale or assets or other corporate transaction.

In addition, Mr. Mook’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

We could incur significant costs in complying with environmental, health and safety laws or permits or as a result of satisfying any liability or obligation imposed under such laws or permits.

Our operations are subject to various New Zealand environmental, health and safety laws and regulations. Among other things, these laws regulate the emission or discharge of materials into the environment, govern the use, storage, treatment, disposal and management of hazardous substances and wastes, protect the health and safety of our employees and the end-users of our products, regulate the materials used in and the recycling of products and impose liability for the costs of investigating and remediating, and damages resulting from, present and past releases of hazardous substances, including releases by prior owners or operators of sites we currently own or operate. Violations of these laws and regulations or of any conditions contained in any environmental permit can result in substantial fines or penalties, injunctive relief, requirements to install pollution or other controls or equipment, civil and criminal sanctions, permit revocations and/or facility shutdowns. We could be held liable for the costs to address contamination of any real property we have ever owned, or operated.

Currency exchange rate fluctuations could adversely affect our results of operations.

Our business is exposed to fluctuations in exchange rates. Although our reporting currency is U.S. dollars, we operate in New Zealand. Our other transacting currencies include the New Zealand dollar. Where possible, we try to minimize the impact of exchange rate fluctuations by transacting in local currencies so as to create natural hedges. There can be no assurance that we will be successful in protecting against these risks. Under certain circumstances in which we are unable to naturally offset our exposure to these currency risks, we may enter into derivative transactions to reduce such exposures. Nevertheless, exchange rate fluctuations may either increase or decrease our revenue and expenses as reported in U.S. dollars. Given the volatility of exchange rates, we may not be able to manage our currency transaction risks effectively, and volatility in currency exchange rates may materially adversely affect our financial condition or results of operations.

If we are unable to stay abreast of changing technology in our industry, our profits may decline.

Our businesses are subject to frequent and sometimes significant changes in technology, and if we fail to anticipate or respond adequately to such changes, or do not have sufficient capital to invest in these developments, our profits may decline. Our future financial performance will depend in part upon our ability to develop and market new products and strategies and to implement and utilize technology successfully to improve our business operations. We cannot predict all the effects of future technological changes. The cost of implementing new technologies could be significant, and our ability to potentially finance these technological developments may be adversely affected by our debt servicing requirements or our inability to obtain the financing we require to develop or acquire competing technologies.

Unaudited Pro Forma Condensed Combined Financial Information0.

	Green Dragon Wood Products, Inc. As of December 31,	Zeecol Limited As of December 31,	Consolidated As of December 31,	Proforma AJEs		Consolidated As of December 31,
	2016	2016	2016	DR (CR)	#	2016
	(unaudited)	(unaudited)	(unaudited)			(unaudited)

Assets
Current Assets:
Cash and cash equivalents	$57,776	$58,060	$115,836	300,000	3	$415,836
Accounts receivable	1,865,837	46,792	1,912,629			1,912,629
Loans Coesus LTd	-	94,371	94,371			94,371
Prepayments and other receivables	1,963,783	106,036	2,069,819			2,069,819
Total Current Assets	3,887,396	305,258	4,192,654	300,000		4,492,654

Non-current Assets:
Work in progress	-	436,744	436,744			436,744
Property, plant and equipment, at cost, net	3,501	9,786	13,287			13,287
Deferred tax asset	-	56,103	56,103			56,103
Total Other Assets	3,501	502,634	506,135	-		506,135
Total Assets	$3,890,897	$807,892	$4,698,789	$300,000		$4,998,789

Liabilities and Equity
Liabilities:
Short term borrowings	$2,017,086	$-	$2,017,086			2,017,086
Accounts payable	690,126	414,961	1,105,087			1,105,087
Accreud liabilities and other payables	1,099,201	-	1,099,201	-		1,099,201
Amount due to a director	107,298		107,298			107,298
Obligation under finance leaase	8,990	-	8,990			8,990
Convertible debt	-	346,861	346,861	300,000	3	646,861
Deferred revenue	-	438,968	438,968			438,968
Total liabilities	3,922,701	1,200,790	5,123,491	300,000		5,423,491

Commitments and contingencies

Equity:
Preferred stock	2,000	-	2,000			2,000
Common stock	23,725	-	23,725	96,442	1,2	120,167
Additional paid in capital	1,236,400	-	1,236,400	(1,390,371)	1	(153,971)
Subscription receivable	(100,000)	-	(100,000)	100,000		-
Accumulated other comprehensive loss	(16,612)	-	(16,612)	16,612		-
Accumulated deficit	(1,177,317)	(392,898)	(1,570,215)	1,177,317		(392,898)
Total Equity	(31,804)	(392,898)	(424,702)	-		(424,702)
Total Liabilities and Equity	$3,890,897	$807,892	$4,698,789	$300,000		$4,998,789

	Green Dragon Wood Products, Inc. For the Year Ended 31-Mar-16	Zeecol Limited For the Year Ended 31-Mar-16	For the Nine Months Ended Proforma Consolidation	Proforma AJEs		Proforma Consolidation
	(unaudited)	(unaudited)	(unaudited)	DR (CR)	#	(unaudited)

REVENUES
Revenue	$4,335,337	$-	$4,335,337	-		4,335,337
Cost of revenue	(3,949,792)	-	(3,949,792)	-		(3,949,792)
Total Revenues	385,545	-	385,545			385,545

OPERATING EXPENSES:
Selling, general and administrative expenses	2,888,498	121,375	3,009,873	-		3,009,873

Total Operating Expenses	2,888,498	121,375	3,009,873	-		3,009,873

Operating Loss	(2,502,953)	(121,375)	(2,624,328)	-		(2,624,328)

Other Non-operating expenses
Other income and expense	383,166	4,515	387,681	(181,609)	2	206,072
	383,166	4,515	387,681	(181,609)		206,072

Income Tax Provision	-	3,420	3,420			3,420

Net loss	$(2,119,787)	$(120,280)	$(2,240,067)	$(181,609)		$(2,421,676)

Loss per share	$(0.09)			$(0.00)		$(0.02)

Weighted average shares - Basic & diluted	23,725,000			96,441,667		120,166,667

	Green Dragon Wood Products, Inc. For the Nine Months Ended 31-Dec-16	Zeecol Limited For the Nine Months Ended 31-Dec-16	For the Nine Months Ended Proforma Consolidation	Proforma AJEs		Proforma Consolidation
	(unaudited)	(unaudited)	(unaudited)	DR (CR)	#	(unaudited)

REVENUES
Revenue	$1,132,903	$-	$1,132,903	-		1,132,903
Cost of revenue	(861,087)	-	(861,087)	-		(861,087)
Total Revenues	271,816	-	271,816			271,816

OPERATING EXPENSES:
Selling, general and administrative expenses	512,382	326,723	839,105	-		839,105

Total Operating Expenses	512,382	326,723	839,105	-		839,105

Operating Loss	(240,566)	(326,723)	(567,289)	-		(567,289)

Other Non-operating expenses
Other income and expense	(48,223)	1,853	(46,370)	(181,609)	2	(227,979)
	(48,223)	1,853	(46,370)	(181,609)		(227,979)

Income Tax Provision	-	(124,402)	(124,402)			(124,402)

Net loss	$(288,789)	$(200,468)	$(489,257)	$(181,609)		$(670,866)

Loss per share	$(0.01)			$(0.00)		$(0.01)

Weighted average shares - Basic & diluted	23,725,000			96,441,667		120,166,667

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Green Dragon Wood Products, Inc.

Notes to Unaudited Pro Forma Consolidated Statements of Operations

1. Basis of Presentation

The following unaudited pro forma consolidated financial statements of Green Dragon Wood Products, Inc. (now, Zeecol International, Inc., the “Company”) a Florida corporation, and Zeecol Limited, a New Zealand corporation (“Zeecol”) are provided to assist you in your analysis of the financial aspects of the consolidated entity on a non-generally accepted accounting principle basis.

The unaudited pro forma consolidated statements of operations for the year ended March 31, 2016 combined the historical statements of operations of the Company for the year ended March 31, 2016 with the fiscal year end historical statements of operations of Zeecol for the year ended March 31, 2106. The unaudited pro forma consolidated statements of operations for the nine months ended December 31, 2016 combined the historical statements of operations of the Company for the nine ended December 31, 2016 with the nine months ended December 31, 2106 of Zeecol. The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of the Company and Zeecol as of December 31, 2016.

The pro forma is presented as if the below transaction was accounted for as a reverse acquisition. Zeecol is deemed the accounting acquirer while the Company remains the legal acquirer.

2. The Transaction

Refer to Item 2.01 “Completion of Acquisition or Disposition of Assets—The Merger,” above.

3. Pro-forma Adjustments

The pro-forma financial statements give effect to the following transactions as if they had occurred on the first day of the periods presented:

1.	Issuance of 116,561,667 shares of the Company’s common stock to the owners of Zeecol.

2.	Return of 20,120,000 shares of common stock by Mr. Lee to the Company.

3.	Sale and issuance of $300,000 convertible note.

Security Ownership of Certain Beneficial Owners and Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (1)
Directors and Executive Officers

Common Stock	William Mook (2) c/- Nexia Christchurch Limited-Russley 30 Sir William Pickering Drive Burnside, Christchurch, 8053 New Zealand	114,255,434	95.1%

Common Stock	Russell Covarrubia c/o Covarrubia & Company, 221 Thurman Ave Columbus Oh, 43206	582,808	*

Common Stock	Tony Baxter c/o Zeecol Limited 57a Nayland Street Sumner, Christchurch 8081, New Zealand	291,404	*

Series A Preferred Stock (3)	Kwok Leung Lee Unit 312, 3rd Floor, New East Ocean Centre, 9 Science Museum Road, Kowloon, Hong Kong	2,000,000	100%

All Directors and Executive Officers as a group (2 persons)

Common Stock		115,129,646	95.8%
Series A Preferred Stock		2,000,000	100%

*Less than 1%

(1)	Information with respect to beneficial ownership is based upon information furnished by each shareholder or contained in filings made with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In determining the percent of Common Stock owned by a person or entity on May 12, 2017, (a) the numerator is the number of shares of the class beneficially owned by such person and includes shares which the beneficial owner may acquire within 60 days upon conversion or exercise of a derivative security, and (b) the denominator is the sum of (i) the shares of that class outstanding on May 12, 2017 and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of a derivative security within such 60 day period. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(2)	William Mook, our Chief Executive Officer and Director, has voting and investment control over 114,230,434 shares held by Coeus Limited, a New Zealand corporation, and may exercise voting and dispositive power with respect to such shares, and therefore Mr. Mook may be deemed the beneficial owner of such shares. Such shares were acquired in the Merger.

(3)	Each share of Series A Preferred Stock is entitled to 50 votes for each share. Each share of Series A Preferred Stock shall exist until August 7, 2017 (the “Expiration Date”). On or prior to the Expiration Date, Mr. Lee will convert all of the shares of Series A Preferred Stock he owns into a number of shares of Common Stock to be mutually agreed upon by and between him and the Company at the time of conversion; provided, however, that Mr. Lee shall be entitled to receive at least a minimum of $500,000 worth of shares of Common Stock, based on the fair market value of such Common Stock on the date of conversion.

Directors and Executive Officers

Following the consummation of the Merger, on February 10, 2017, Mr. Lee resigned from his position as Chief Executive Officer of the Company and Mr. Mook was appointed as the new Chief Executive Officer. Mr. Lee was then appointed to a new position as Vice President of Wood Products of the Company. On the same day, Mr. Tony Baxter was appointed as Chief Operating Officer of the Company and Mr. Russell Covarrubia was appointed Chief Financial Officer of the Company. In addition to the foregoing, on February 23, 2017, Ms. Mei Ling Law resigned from the Board of Directors of the Company Ms. Law’s resignation was not due to any disagreement with the Company. Biographies of each of the current directors and officers of the Company are provided below.

Name	Age	Position

William Mook	63	Chief Executive Officer, Director and Secretary
Kwok Leung Lee	49	Vice President of Wood Products and Director
Tony Baxter	65	Chief Operating Officer
Russell Covarrubia	26	Chief Financial Officer

William Mook Chief Executive Officer and Director: Mr. Mook serves as Chief Executive Officer and Director of the Company. In 2011, Mr. Mook founded Zeecol Limited and was its President and Chief Executive Officer. He has over 18 years of experience in manufacturing industry as an OEM, and technology investor. He has over 20 years of experience as President/CEO of various companies including MokEnergy, Sugico Mok and Rapi-Serv Cash Systems. He holds a number of patents in a wide range of fields. In addition to his management and motivational skills he is an accomplished speaker and team builder. Educational background: Mr. Mook served as a remote teaching associate in the Physics and Energy course taught in the physics department at Stanford in 2015. William has worked under Dr. Robert Laughlin at Stanford. Robert received a Nobel Prize in 1998 for discovery of the Fractional Quantum Hall Effect.

Kwok Leung Lee: Vice President of Wood Products and Director. Mr. Lee serves as Vice President of Wood Products and Director of the Company. Prior to this, Mr. Lee served as the Company’s President/Chairman of the Board of Directors beginning in September 1998. Mr. Lee, also known as Stephen Lee, is a graduate of Michigan State University with a Bachelor Degree in Social Sciences. He received a Master of Science in Management from Shiga University in Japan in 1993 with a specialization in management and economics. Mr. Lee is fluent in Chinese, Japanese and English. Mr. Lee has traveled extensively worldwide for Green Dragon handling purchasing, negotiations with client companies, logistics, and administration and finance. He has more than thirteen (13) years of diverse product knowledge and global experience in wood products ranging from softwood to hardwood, log to lumber to veneer. His experience extends to furniture, flooring, interior decoration, musical instruments, and sports equipment.

Tony Baxter Chief Operating Officer: Mr. Baxter serves as the Chief Operating Officer of the Company. Prior to this, Mr. Baxter served in that capacity for Zeecol Limited beginning in 2016. He holds a New Zealand Certificate of Engineering in Electrical and Electronic Engineering. He has over 30 years of experience as senior executive for major electronic firms in the region such as Tait Electronics, Cray Communications, Motorola and Raytheon. His last position prior to taking early retirement six years ago was as General Manager of Alan J Brown & Associates specialized in Security & Communications Systems.

Russell Covarrubia Chief Financial Officer: Mr. Covarrubia serves as the Chief Financial Officer of the Company. Mr. Covarrubia served in that capacity for Zeecol Limited beginning in 2016. He specializes in financial structuring and investing, and prior to joining Zeecol Limited, Mr. Covarrubia served as Vice President of Universe Capital Partners LLC, where he helped structure and fund Turkish private and public companies, and he also served as Chief Executive Officer of UCP Holdings Inc. Prior to that he was Executive Vice President AFLG Investments and Chief Investment Officer of Universe Capital Partners LLC.

Executive Compensation

Mr. Mook and Mr. Baxter have not been compensated by Zeecol for their services to date.

Mr. Covarrubia was compensated pursuant to a business advisory agreement, dated April 13, 2016, by and between Zeecol Limited, Coeus Limited and Covarrubia & Company, a copy of which is attached hereto as Exhibit 10.5 (the “Business Advisory Agreement”). To date, Zeecol has paid Mr. Covarrubia $70,000 ($50,000 in cash fees and $20,000 paid to Mr. Covarrubia in lieu of delivering the property required pursuant to section 5(a) of the Business Advisory Agreement). Zeecol has agreed to continue to pay to Mr. Covarrubia $5,000 per month from February 2017 onwards, which compensation is currently being accrued and has not yet been paid.

For executive compensation relating to Mr. Lee, please refer to the section “Item 11. Executive Compensation” of the 2016 10-K.

Outstanding Equity Awards at Fiscal Year-End

Our executive officers did not hold any options or other unvested equity awards as of March 31, 2017.

Director Compensation

To date, Mr. Mook has not been compensated for his services as a director.

For director compensation relating to our prior director (Ms. Mei Ling Law) and Mr. Lee, please refer to the section “Item 11. Executive Compensation – Compensation of Directors” of the 2016 10-K.

Certain Relationships and Related Transactions, and Director Independence

There are no relationships or transactions requiring disclosure as they relate to the business of Zeecol.

For certain relationships and related transactions and director independence relating to the business of Green Dragon, please refer to the section “Item 13. Certain Relationships and Related Transactions, and Director Independence” of the 2016 10-K.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against Zeecol.

For legal proceedings associated with the business of Green Dragon, please refer to the section “Item 3. Legal Proceedings” of the 2016 10-K.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

As of May 12, the Company’s common stock is quoted on the OTC Pink Sheets Marketplace under the symbol “AMOO.”

Holders of Record

As of May 12, 2017, there were approximately 38 holders of record of the Company’s common stock.

Dividends

The Company has not paid any cash dividends on its common stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Company’s board of directors at such time. It is the present intention of the Company’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, the Company’s board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, the Company’s board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Recent Sales of Unregistered Securities

None.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended, provide for the indemnification and/or exculpation of our directors, officers, employees, agents and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the state of Florida.

Financial Statements and Supplementary Data

The information on pages F-1 through F-37 set forth in Item 9.01 hereof is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance sheet Arrangement of a Registrant

The Company entered into a convertible promissory note (the ” Note “) with Mr. Lee in the principal sum of $300,000 (the “Principal Amount”). The Note bears no interest and has a term of six (6) months (August 8, 2017, the “Termination Date” ). Prior to the Termination Date, the Principal Amount is convertible into a number of shares of common stock of the Company equal to three percent (3%) of the number of shares of common stock of the Company issued and outstanding on the date of such conversion. The foregoing description of the Note is not complete and is qualified in its entirety by reference to the Note, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The disclosure set forth in Item 2.01 above is incorporated into this Item 5.01 by reference. Upon the closing of the Merger, the Zeecol shareholders, which include Mr. Mook, now own approximately 97% of the issued and outstanding Common Stock. Prior to the Merger, Mr. Lee was the Company’s controlling shareholder.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2017, the Company filed Articles of Amendment to its Articles of Incorporation, as amended (the “Articles of Amendment”). The Articles of Amendment supersede the prior articles of amendment, filed by the Company on February 7, 2017 and described in the Original Form 8-K. The Articles of Amendment describe the rights and preferences of the shares of the Company’s Series A Preferred Stock, of which 2,000,000 are outstanding, and all of which owned by Mr. Lee. Each share of Series A Preferred Stock is entitled to 50 votes for each share. Each share of Series A Preferred Stock shall exist until August 7, 2017 (the ” Expiration Date “).

On or prior to the Expiration Date, Mr. Lee will convert all of the shares of Series A Preferred Stock he owns into a number of shares of Common Stock to be mutually agreed upon by and between Mr. Lee and the Corporation at the time of conversion; provided, however, that Mr. Lee shall be entitled to receive at least a minimum of $500,000 worth of shares of Common Stock, based on the fair market value of such Common Stock on the date of conversion.

The foregoing description of the Articles of Amendment is not complete and is qualified in its entirety by reference to the Articles of Amendment, which are filed as Exhibit 3.2 hereto and are incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial statements of businesses acquired

Zeecol Limited

AUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 MARCH 2016

Zeecol Limited

Index to the Financial Statements
FOR THE YEAR ENDED 31 MARCH 2016

F-1

Zeecol Limited

Directory

Nature of Business	Fertiliser and Energy Production

Director	William H Mook

Shareholder	Coeus Limited	1,000,000 Ordinary Shares

Address	57a Nayland Street, Sumner
Christchurch 8081
NEW ZEALAND

Independent Auditor	Nexia Christchurch Limited
PO Box 39-100
Christchurch 8545
NEW ZEALAND

Legal Advisers	Canterbury Legal
PO Box 22115
Christchurch 8140
NEW ZEALAND

Bankers	Kiwibank
Bank of New Zealand

F-2

Zeecol Limited

Approval of Financial Report

The Board of Directors are pleased to present the financial report for Zeecol Limited for the year ended 31 March 2016 and the independent auditor’s report thereon.

The shareholders of the Company have exercised their rights under section 211(3) of the Companies Act 1993, and unanimously agreed that this annual report need not comply with paragraphs (a) and (e)-(j) of section 211(1) of the Act.

Approved for and on behalf of the Board:

12 August 2016
Director	Date

F-3

Zeecol Limited

Statement of Other Comprehensive Income
FOR THE YEAR ENDED 31 MARCH 2016

			For the six
		For the year	months ended
	Note	ended 31/03/16	31/3/15
		$	$

Income
Interest received		6,522	5,957
Total operating income		6,522	5,957

Operating expenses
Accountancy Fees		17,992	-
Advertising		12,027	-
Agents Expenses		10,577	-
Audit Fee		7,140	-
Bank fees & charges		601	138
Book Keeping		450	-
Computer Expenses		2,292	-
Consultancy fees		-	1,373
Depreciation		1,823	-
Entertainment		-	4,004
Fuel		1,799	-
General Expenses		171	-
Interest - Bank Overdraft		772	-
Licences & Fees		3,003	-
Light, Heat & Power		647	-
Motor Vehicle Expenses		828	-
Office expenses		1,194	5,547
Other Non Deductible Expenses		12,635	-
Printing & Stationery		3,867	-
Protective Clothing		19	-
Purchases		385	-
Rent - Office		36,660	-
Rent - Warehouse		30,745	-
Staff Training Expenses		9,217	-
Subsciptions		1,013	-
Telephone & Internet		3,697	-
Travel		15,767	5,031
Total operating expenses		175,321	16,093

Net profit/(loss) before taxation		(168,799)	(10,136)

Taxation expense	6	4,940	83,796

Net profit/(loss) for the period after taxation attributable to owners of the company		(173,739)	(93,933)

Other comprehensive income		-	-

Total comprehensive income for the period attributable to owners of the company		(173,739)	(93,933)

The attached notes to the financial statements form part of and should be read in conjunction to the financial statements and Independent Auditor’s Report

F-4

Zeecol Limited

Statement of Changes in Equity
FOR THE YEAR ENDED 31 MARCH 2016

		Retained
FOR THE YEAR ENDED 31 MARCH 2016	Share Capital	Earnings	Total Equity

Total comprehensive income for the period
Net profit/(loss) after taxation	-	(173,739)	(173,739)
Other comprehensive income	-	-	-
Total comprehensive income for the period	-	(173,739)	(173,739)

Transactions with owners of the Company in capacity as owners
Issue of ordinary shares	-	-	-
Total transactions with owners of the company	-	-	-

Opening balance of equity 1 April 2015	-	(93,933)	(93,933)
Closing balance of equity 31 March 2016	-	(267,672)	(267,672)

		Retained
FOR THE SIX MONTHS ENDED 31 MARCH 2015	Share Capital	Earnings	Total Equity

Total comprehensive income for the period
Net profit/(loss) after taxation	-	(93,933)	(93,933)
Other comprehensive income	-	-	-
Total comprehensive income for the period	-	(93,933)	(93,933)

Transactions with owners of the Company in capacity as owners
Issue of ordinary shares	-	-	-
Total transactions with owners of the company	-	-	-

Closing balance of equity 31 March 2015	-	(93,933)	(93,933)

The attached notes to the financial statements form part of and should be read in conjunction to the financial statements and Independent Auditor’s Report

F-5

Zeecol Limited

Statement of Financial Position
AS AT 31 MARCH 2016

		As at	As at
	Note	31/03/16	31/3/15
		$	$
ASSETS

Current Assets
Cash and cash equivalents	7	118,598	31,698
Deferred expenses	9	151,679	29,715
Income tax receivable	6	1,520	1,228
Trade and other receivables	14	176,322	24,767
Total current assets		448,119	87,409

Non Current Assets
Work in progress	15	65,882	47,244
Property, Plant & Equipment	12	3,039	-
Loans and receivables - term deposit	10	-	250,000
Total non current assets		68,921	297,244

Total Assets		517,040	384,653

LIABILITIES

Current Liabilities
Trade and other payables	16	54,368	11,838
GST payable		8,836	45,951
Deferred revenue	8	632,772	-
Total current liabilities		695,976	57,789

Non Current Liabilities
Deferred revenue	8	-	337,000
Deferred tax liability	6	88,736	83,796
Total non current liabilities		88,736	420,796

Total Liabilities		784,712	478,586

Equity
Share capital	17	-	-
Retained Earnings		(267,672)	(93,933)
Total Equity		(267,672)	(93,933)

Total Liabilities and Equity		517,040	384,653

12 August 2016
Director	Date

The attached notes to the financial statements form part of and should be read in conjunction to the financial statements and Independent Auditor’s Report

F-6

Zeecol Limited

Statement of Cash Flows
FOR THE YEAR ENDED 31 MARCH 2016

		For the year	For the six
		ended	months ended
	Note	31/03/16	31/3/15
		$	$
Operating Activities

Cash was provided from:
Receipts from customers		272,688	387,550
Interest received		3,149	3,721
Tax refund received		1,228	-
Total cash provided from operating activities		277,065	391,271

Cash was applied to:
Operating expenses and fees paid		(333,641)	(38,569)
Interest paid		(772)	-
Taxation paid		(1,520)	(1,228)
Total cash applied to operating activities		(335,933)	(39,797)

Net cash flows from (used in) operating activities	18	(58,867)	351,474

Investing Activites

Cash was provided from:
Term deposit investment		250,000	-

Total cash provided from investing activities		250,000	-

Cash was applied to:
Term deposit investment		-	(250,000)
Work in progress - digesters		(18,638)	(47,244)
Property Plant & Equipment		(4,862)	-
Total cash applied to investing activities		(23,500)	(297,244)

Net cash flows from (used in) investing activities		226,500	(297,244)

Financing Activites

Cash was applied to:
Loans to related parties		(80,732)	(22,532)
Total cash applied to financing activities		(80,732)	(22,532)

Net cash flows from (used in) financing activities		(80,732)	(22,532)

Net increase (decrease) in cash and cash equivalents		86,901	31,698

Cash and cash equivalents at beginning of period		31,698	-
Cash and cash equivalents at end of period	7	118,598	31,698

The attached notes to the financial statements form part of and should be read in conjunction to the financial statements and Independent Auditor’s Report

F-7

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

1.	REPORTING ENTITY

These statements comprise the audited results for the year ended 31 March 2016. The comparative figures comprise the six months ended 31 March 2015.

Zeecol Limited is a company incorporated and domiciled in New Zealand, registered under the Companies Act 1993. The Company is controlled by Coeus Limited (incorporated in New Zealand), which owns 100% of the Company’s shares. The Company’s ultimate controlling party is Mr. William Mook.

The company is primarily involved in the conversion of dairy effluent to fertiliser and energy production.

The financial statements have been authorised for issue by the Board on_______________________.

2.	BASIS OF PREPARATION

(a) Statement of Compliance

The financial statements have been prepared in accordance with Generally Accepted Accounting Practice in New Zealand (“NZ GAAP”). They comply with New Zealand Equivalents to International Financial Reporting Standards (“NZ IFRS”) and other applicable Financial Reporting Standards, as appropriate for profit-orientated entities. The financial statements also comply with International Financial Reporting Standards (“IFRS”).

The Company is designated as a profit oriented entity for financial reporting purposes. The financial statements have been prepared in accordance with the requirements of the Financial Reporting Act 2013.

(b) Functional and Presentation Currency

The financial statements are presented in New Zealand dollars ($), which is the Company’s functional currency, rounded to the nearest dollar.

(c) Basis of Preparation

The accrual basis of accounting has been used, with the exception of compiling the Statement of Cash Flows.

The financial statements have been prepared on the historical cost basis.

(d) Comparative Figures

These financial statements are for a 12 month period (Comparative: 6 Months to 31 March 2015).

3.	SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies adopted in the preparation of the financial statements are set out below. These policies have been consistently applied to all periods presented, unless otherwise stated.

(a) Revenue Recognition

Revenue from the sale of goods and services is measured at the fair value of the consideration received or receivable. Revenue is recognised as follows:

F-8

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(a) Revenue Recognition (continued)

(i) Interest Income

Interest income is recognised when it is probable that the Company will receive the amount and it can be measured reliably. Interest income is recognised on an accruals basis using the effective interest method.

(ii) Sale of goods

Revenue from the sale of goods is recognised when the significant risks and rewards of ownership have been transferred to the buyer and it is probable that the Company will receive the previously agreed upon payment. These criteria are considered to be met when the goods are delivered to the buyer. No revenue is recognised if there are significant uncertainties regarding recovery of the consideration due, associated costs or the possible return of goods, or where there is continuing management involvement with the goods.

Deposits received in advance from customers in anticipation of the future sale of goods are recognised as revenue only once the above criteria has been met. If the criteria has not been met they are carried as deferred revenue on the Statement of Financial Position.

(b) Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, deposits held at call with financial institutions and the custodian, other short-term deposits, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

(c) Foreign Currency Transactions and Balances

Transactions entered into by the Company in a currency other than the functional currency are recorded at the rates ruling when the transactions occur. The Company does not hold any foreign currency monetary assets and liabilities. Foreign currency gains and losses are recognised in profit or loss in the period incurred.

(d) Income Tax

Tax expense comprises current and deferred tax. Current tax and deferred tax is recognised in profit or loss except items recognised directly in equity or in other comprehensive income.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred tax is not recognised for:

(i) temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss,

(ii) temporary differences arising on the initial recognition of goodwill.

F-9

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(d) Income Tax (continued)

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.

Recognition of deferred tax assets is restricted to those instances where it is probable that taxable profit will be available against which the difference can be utilised.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realised simultaneously.

(e) Judgements, Estimates and Assumptions

The preparation of financial statements in accordance with NZ IFRS and IFRS requires the use of certain critical accounting estimates. It also requires the Company to exercise its judgement in the process of applying the accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in accompanying Notes. Actual results may differ from these estimates.

(f) Goods and Services Tax (GST)

The financial statements have been prepared on a GST exclusive basis as the Company is required to be registered for GST. Accounts receivable and accounts payable are GST inclusive.

(g) Financial Instruments

Recognition

Financial instruments are recognised in the Statement of Financial Position initially at fair value plus, for instruments not at fair value through profit or loss, any directly attributable transaction costs. Subsequent to initial recognition financial instruments are measured as described below.

A financial instrument is recognised when the Company becomes a party to the contractual provisions of the financial instrument.

Offsetting financial instruments

Financial instruments are offset and presented as a net asset or net liability in the Statement of Financial Position when the substance of an arrangement is such that presenting them together as either a net asset or a net liability more accurately reflects the Company’s expected future cash flows for settling two or more separate financial instruments. This only occurs when the Company has a legally enforceable right to set off the recognised amounts, and intends to either settle on a net basis or realise the asset and settle the liability simultaneously.

Derecognition

Financial assets are derecognised if the Company’s contractual rights to the cash flows from the financial assets expire or if the Company transfers the financial asset to another party without retaining control or substantially all risks and rewards of the asset.

Financial liabilities are derecognised if the Company’s obligations specified in the contract expire or are discharged or cancelled.

F-10

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(g) Financial Instruments (continued)

Non-derivative financial instruments

Non-derivative financial instruments comprise loans and receivables and trade and other payables.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognised initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition loans and receivables are measured at amortised cost using the effective interest method, less any impairment losses. Loans and receivables comprise cash and cash equivalents, term deposits and trade and other receivables.

Interest on loans and receivables is recognised in the Statement of Other Comprehensive Income.

Cash and cash equivalents include cash on hand, deposits held at call with banks, other short term highly liquid investments with original maturities of three months or less.

Term deposits include deposits held with financial institutions with original maturities greater than three months.

Trade and other receivables of a short-term nature are not discounted.

Trade and other payables

Trade and other payables are initially recognised at fair value and subsequently carried at amortised cost, using the effective interest method. Trade payables of a short-term nature are not discounted.

Derivative financial instruments

The Company does not invest or trade in derivative financial instruments, and therefore is not exposed to the associated risk, rewards and financial impacts both positive and negative, associated with such instruments.

(h) Impairment

Financial assets

The Company assesses at each reporting date whether there is objective evidence that a financial asset or group of financial assets (stated at cost or amortised cost) is impaired.

If any such indication exists, an impairment loss is recognised in the Statement of Profit or Loss and Other Comprehensive Income as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

The Company considers the following indicators when assessing whether there is objective evidence of impairment:

(i) significant decline in the market value of an asset.

(ii) significant changes that adversely affect the Company in the technological, market, economic or legal environment in which it operates.

F-11

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(h) Impairment (continued)

(iii) increases in market interest rates or other market rates of return that are likely to affect the discount rate used to assess the present value of the future cash flows from the asset.

(iv) when the carrying amount of the Company’s net assets exceeds the market capitalisation of the Company.

(v) Evidence of obsolescence or physical damage of an asset.

(vi) Significant change in the use of an asset that adversely affects the Company.

(vii) Declining economic performance, which might be indicated by larger than expected maintenance costs or lower than expected profits, from the use of an asset.

Non-financial assets

The carrying amounts of the Company’s assets are reviewed at each reporting date to determine whether there is any objective evidence of impairment. If any such indication exists, the asset’s recoverable amount is estimated.

An impairment loss is recognised whenever the carrying amount of an asset exceeds its recoverable amount. Impairment losses directly reduce the carrying amount of assets and are recognised in profit or loss.

The estimated recoverable amount of non-financial assets is the greater of their fair value less costs to sell and value in use. Value in use is determined by estimating future cash flows from the use and ultimate disposal of the asset and discounting these to their present value using a pre-tax discount rate that reflects current market rates and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

A cash generating unit is the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of the other assets or groups of assets.

Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying amount of goodwill allocated to the units and then to reduce the carrying amount of other assets in the unit on a pro rata basis.

Impairment losses are reversed when there is a change in the estimates used to determine the recoverable amount and there is an indication that the impairment loss has decreased or no longer exists. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(i) Property, Plant and Equipment

(i) Recognition and measurement

Items of property, plant and equipment are recognised at cost less accumulated depreciation and impairment losses. As well as the purchase price, cost includes directly attributable costs and, where relevant, the estimated present value of any future unavoidable costs of dismantling and removing items.

(ii) Subsequent costs

Subsequent costs are added to the carrying amount of an item of property, plant and equipment when the cost is incurred if it is probable that the future economic benefits embodied with the item will flow to the Company and the cost of the item can be measured reliably. All other costs are recognised in the statement of comprehensive income as an expense when incurred.

F-12

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(i) Property, Plant and Equipment (continued)

(iii) Depreciation

For plant and equipment, depreciation is based on the cost of an asset less its residual value.

Depreciation is recognised in the statement of comprehensive income on a diminishing value basis over the estimated useful lives of each item of property, plant and equipment.

Depreciation on assets under construction does not commence until they are complete and available for use.

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate. Depreciation has been calculated on plant and equipment using the diminishing value method at 50 - 67%.

(j) Share capital

Ordinary shares

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares and share options are recognised as a deduction from equity, net of any tax effects.

4.	CHANGES IN ACCOUNTING POLICIES

There have been no changes in accounting policies. All policies have been applied on a basis consistent with those from previous financial statements.

5.	NEW STANDARDS AND INTERPRETATIONS NOT YET ADOPTED

The Company has reviewed those Standards and Interpretations which have been issued, but which are not yet effective for the period ending 31 March 2016. The following have been deemed to be relevant to the Company:

NZ IFRS 9 - Financial Instruments

NZ IFRS 9 “Financial Instruments” was approved for periods beginning on or after 1 January 2018. NZ IFRS 9 specifies how an entity should classify and measure its financial assets. It requires that all financial assets be reclassified in their entirety on the basis of the entity’s business model for managing the financial assets and contractual cash flow obligations of the financial assets. Financial assets are measured at either amortised cost or fair value.

NZ IFRS 9 only permits the recognition of fair value gains and losses in other comprehensive income if they relate to equity investments that are not held for trading. The Company does not hold equity instruments and therefore there will be no impact on the Company’s accounting for financial assets or liabilities.

The adoption of NZ IFRS 9 is unlikely to result in material changes to the presentation and measurement of financial assets and liabilities and accordingly the Company has chosen not to early adopt this Standard.

F-13

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

5.	NEW STANDARDS AND INTERPRETATIONS NOT YET ADOPTED (continued)

NZ IFRS 15 - Revenue from Contracts with Customers

NZ IFRS 15 “Revenue from Contracts with Customers” was approved for periods beginning on or after 1 January 2018. NZ IFRS 15 establishes revenue recognition principles for all contracts with customers.

The core principle of NZ IFRS 15 is that an entity will recognise revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This core principle is delivered in a five-step model framework:

(a) Identify the contract(s) with a customer

(b) Identify the performance obligations in the contract

(c) Determine the transaction price

(d) Allocate the transaction price to the performance obligations in the contract

(e) Recognise revenue when (or as) the entity satisfies a performance obligation

Under the current standard - NZ IAS 18, the revenue received from customers has been deferred and recorded as Deferred Revenue, as the criteria for recognising revenue in the statement of comprehensive income has not been met (refer to Revenue accounting policy under Note 3: Significant Account Policies for more information).

The adoption of NZ IFRS 15 will not alter this treatment as the performance obligations in the customer contracts have not been satisfied and accordingly revenue cannot be recognised in the Statement of Profit or Loss and Other Comprehensive Income. Accordingly the adoption of NZ IFRS 15 is unlikely to result in material changes to the presentation and measurement of revenue, and therefore the Company has chosen not to early adopt this standard.

NZ IAS 1 Amendment - Disclosure Initiatives

The External Reporting Board (XRB) issued amendments to NZ IAS 1 “Presentation of Financial Statements” which were approved for periods beginning on or after 1 January 2016.

The amendments have been issued as part of a project to improve presentation and disclosure requirements and:

(a) clarify that an entity should not obscure useful information by aggregating or disaggregating information; and that materiality considerations apply to the primary statements, notes and any specific disclosure requirements in NZ IFRSs

(b) clarify that the list of line items specified by NZ IAS 1 for the Statement of Financial Position and Statement of Profit or Loss and Other Comprehensive Income can be disaggregated and aggregated as relevant. Additional guidance has also been added on the presentation of subtotals in these statements

(c) clarify that entities have flexibility when designing the structure of the notes and provide guidance on how to determine a systematic order of the notes.

The Company believes that the disclosures in the financial statements have been as transparent as possible and adoption of the amendments is unlikely to result in material changes to the presentation and disclosures in the financial statements, and therefore the Company has chosen not to early adopt this standard.

F-14

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

6.	TAXATION

(a) Income tax recognised in Statement of Profit or Loss and Other Comprehensive Income

		For the six
	For the year	months ended
	ended 31/03/16	31/3/15
	$	$

Net profit/(loss) before taxation	(168,799)	(10,136)

Permanent differences
Non deductible expenses	12,635	2,124
Net taxable profit/(loss)	(156,164)	(8,012)

Deferred tax	4,940	83,796
Total income tax expense	4,940	83,796

(b) Current taxation
Opening Balance	1,228	-
Refunds	(1,228)	-
Resident withholding tax paid	1,520	1,228
Asset/ (liability) at 31 March	1,520	1,228

(c) Deferred taxation
Opening Balance	(83,796)	-
Current year movement	(4,940)	(83,796)
Deferred tax asset/ (liability) at 31 March	(88,736)	(83,796)

Made up of:
Deferred tax liability	(177,176)	(94,360)
Deferred tax asset	88,440	10,564
Net balance as per above	(88,736)	(83,796)

Deferred tax assets/ (liabilities) are attributable to the following:
Revenue received in advance	(177,176)	(94,360)
Deferred expenses	42,471	8,320
Tax loss carried forward to offset against future taxable income	45,969	2,243

(d) Tax losses
Opening Balance	8,012	-
Current year movement	156,164	8,012
Total accumulated tax losses to carry forward	164,176	8,012

(e) Imputation credits
Opening Balance	1,228	-
Income tax refunded	(1,228)	-
Resident withholding tax paid	1,520	1,228
Imputation credits at 31 March	1,520	1,228

F-15

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

7.	CASH AND CASH EQUIVALENTS

	As at	As at
	31/03/16	31/3/15
Cash and cash equivalent balances comprise:	$	$

Cash at bank available on demand	118,598	31,698
Total cash and cash equivalents	118,598	31,698

The Company’s investments in cash and cash equivalents are readily realisable and generally settle within 1 day. Interest rates on the bank balances range from 0.0% to 1.0% p.a.

8.	DEFERRED REVENUE

	As at	As at
	31/03/16	31/3/15
Deferred revenue comprises:	$	$
Deposits from customers - current	632,772	-
Deposits from customers - non current	-	337,000
Total deferred revenue	632,772	337,000

The deferred revenue arises in respect of one contract signed by the Company in the year ended 31 March 2016 - with Geddes Farming Company Limited. This is in addition to the two contracts signed by the Company in the six months ended 31 March 2015 - with Aberystwyth Dairies Limited and with Pannetts Dairies Limited, for the provision of goods over a 20 year term.

Geddes Farming Company Limited (Geddes)

The Company signed an offtake agreement with Geddes for the construction of an Anaerobic Digester, to be located on the customer’s farm, which will process and convert organic waste into products to be sold to Geddes. The effective date of the contract is the date on which the digester commences production. Geddes paid a deposit on the order of $295,772 to the Company. In accordance with the offtake agreement this will be recognised upon completion of the digester.

Aberystwyth Dairies Limited (Aberystwyth)

The Company signed an offtake agreement with Aberystwyth for the construction of a Anaerobic Digester, to be located on the customer’s farm, which will process and convert organic waste into products to be sold to Aberystwyth. The effective date of the contract is the date on which the digester commences production. Aberystwyth paid a deposit on the order of $85,000 to the Company. In accordance with the offtake agreement this will be recognised upon completion of the digester.

Pannetts Dairies Limited (Pannetts)

The Company signed an offtake agreement with Pannetts for the construction of a Anaerobic Digester and Bioreactor to be located on the customer’s farm, which will process and convert organic waste into products to be sold to Pannetts. The effective date of the contract is the date on which the digester commences production. Pannetts paid a deposit on the order of $252,000 to the Company. In accordance with the offtake agreement this will be recognised upon completion of the digester.

Construction and operation of the Digesters and Bioreactor is expected to occur within the next nine months from balance date and accordingly the deferred revenue is recorded as a current liability. (2015 non-current)

F-16

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

9.	DEFERRED EXPENSES

	As at	As at
	31/03/16	31/3/15
Deferred expenses comprise:	$	$

Consultancy Fees	87,407	21,595
Legal Fees - Deductible	64,272	8,120
Total deferred expenses	151,679	29,715

Deferred expenses consists of expenses incurred in relation to the contracts signed with Geddes, Aberystwyth and Pannetts (refer to Note 8: Deferred revenue for further information). In order to ensure matching of revenue and expenses these expenses have been deferred.

10.	FINANCIAL INSTRUMENTS - RISK MANAGEMENT

The Company’s operations expose it to various types of risk that are associated with the financial instruments and the markets in which it operates. The most significant types of financial risk to which the Company is exposed are market risk, credit risk and liquidity risk.

The nature and extent of the financial instruments outstanding at the reporting date and the risk management policies employed by the Company are discussed below.

(a) Market Risk

Market risk embodies the potential for both loss and gains and includes currency risk, interest rate risk and price risk. The Companies’ market risks arise from open positions in interest bearing assets to the extent that these are exposed to general & specific market movements.

(i) Currency risk

All financial assets of the Company are denominated in a single currency (New Zealand dollars). As at the reporting date, the Company is not materially exposed to currencies other than its own functional currency. The Company does not undertake foreign currency hedging.

(ii) Interest rate risk

Interest rate risk is the risk of loss to the Company arising from adverse changes in interest rates. Interest rates on cash and cash equivalents and term deposits are subject to normal market fluctuations, however as these do not generate significant amounts of interest, changes in market interest rates do not have a material effect on the Company’s income.

Below are the weighted average effective interest rates on interest bearing financial instruments:

	As at	As at
	31/03/16	31/3/15
	%	%
Loans and receivables - cash and cash equivalents	1.00%	2.80%
Loans and receivables - term deposit	N/A	4.60%

F-17

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

10.	FINANCIAL INSTRUMENTS - RISK MANAGEMENT (continued)

Interest Rate Risk - Repricing Analysis

	As at	As at
Fixed Rate Instruments	31/03/16	31/3/15
	$	$
Loans and receivables - term deposit
0 - 12 months	-	-
1 - 2 years	-	250,000
2 - 3 years	-	-
3 - 5 years	-	-
5 + years	-	-
Total fixed rate instruments	-	250,000

Fixed Rate Instruments

	As at	As at
	31/03/16	31/3/15
	%	%
Loans and receivables - term deposit
0 - 12 months	-	-
1 - 2 years	-	4.60%
2 - 3 years	-	-
3 - 5 years	-	-
5 + years	-	-

(iii) Price Risk

Price risk is the risk that the value of the instruments will fluctuate as a result of changes in market prices not related to interest rate risk or currency risk, whether those changes are caused by factors specific to an individual investment, its issuer or factors affecting all instruments traded in the market.

As at 31 March 2016 the Company does not hold any financial instruments subject to price risk.

(b) Credit Risk

Credit risk is the risk that a counterparty to a financial instrument will fail to discharge an obligation or commitment that it has entered into with the Company. The exposure to credit risk is monitored on an on-going basis.

The Company has the following financial instruments which are exposed to credit risk:

(i) cash and cash equivalents

(ii) trade and other receivables

(iii) term deposit

The Company monitors the credit quality of the counterparties on a regular basis.

The carrying amount of the financial instruments represents the Company’s maximum credit exposure.

F-18

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

10.	FINANCIAL INSTRUMENTS - RISK MANAGEMENT (continued)

Name of counterparty	As at	As at
	31/03/16	31/3/15
	$	$
Counterparties with external credit rating (Standard & Poor’s)
Bank of New Zealand - cash and cash equivalents	110,091	21,063
Bank of New Zealand - term deposit	-	250,000
Trade and other receivables - accrued interest on term deposit	-	1,796
Kiwibank Limited - cash and cash equivalents	8,506	10,635
Counterparties without external credit rating
Loans to related parties	108,872	21,401
Total	227,470	304,894

Counterparties with external credit rating (Standard & Poor’s)	Credit rating
Bank of New Zealand	AA-
Kiwibank Limited	A+

(b) Credit Risk (continued)

	As at	As at
Maximum credit exposures	31/03/16	31/3/15
	$	$
Cash and cash equivalents	118,598	31,698
Trade and other receivables	176,322	24,767
Term deposit	-	250,000
Total maximum credit exposure	294,920	306,465

Financial assets that are past due or impaired

The Company has reviewed each class of financial asset shown on the Statement of Financial Position and notes the following:

Cash and cash equivalents - all cash and cash equivalent balances are recorded at amortised cost, and there are no past due or impaired assets.

Trade and other receivables - all trade and other receivables are recorded at amortised cost. Interest accrued on the term deposit was received within three months of year end. Loans to related parties are past due but not impaired.

Term deposit - the term deposit balance is recorded at amortised cost, and there are no past due or impaired assets.

The carrying value of all financial assets approximates the fair value of these assets.

F-19

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

10.	FINANCIAL INSTRUMENTS - RISK MANAGEMENT (continued)

(c) Liquidity Risk

Liquidity risk (or funding risk) is the risk that an entity will encounter difficulty in raising funds to meet commitments associated with financial instruments. Liquidity risk may result from an inability to sell financial assets quickly at close to their fair value.

The Company’s investments in cash and cash equivalents are readily realisable and generally settle within 1 day to ensure liabilities can be met.

Maturity Analysis for Financial Liabilities

The Company’s financial liabilities have the following remaining contractual maturities:

	As at	As at
	31/03/16	31/3/15
	$	$
On demand	-	-
Not later than one month	-	11,838
Later than one month and not later than three months	-	-
Later than three months and not later than one year	54,368	-
Later than one year and not later than five years	-	-
Later than five years	-	-
Total financial liabilities	54,368	11,838

Maturity Analysis for Financial Liabilities (continued)

Later than three months and not later than one year

Trade and other payables are to be settled within the next financial year.

Market Risk - Sensitivity Analysis

The following tables summarise the sensitivity of the Company’s financial assets and liabilities to interest rate risk.

Based on historical movements and volatilities in the New Zealand economy, and management’s knowledge and experience of financial markets, the Company believes the following assumptions are “reasonably possible” over a 12 month period:

* A shift of + 0.25% / - 0.25% in the market interest rates from the respective reporting date interest rates disclosure in the Interest Rate Risk section of Note 10.

If these assumptions were to occur, the impact on the net profit before tax (on the face of the Statement of Profit or Loss and Other Comprehensive Income) for each category of financial instrument held at the reporting dates are detailed below.

The aforementioned assumptions, used in the compilation of the sensitivity analysis, are consistent with the assumptions used internally by the management personnel of the Company for budgeting and planning purposes and the development of a financial risk management strategy.

F-20

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

10.	FINANCIAL INSTRUMENTS (continued)

The following tables set of the impact of:

1) A change in interest rates on the Company’s profit/(loss) i.e. net profit/(loss) before taxation

As at 31 March 2016
	Carrying Amt
	(NZD$)	Interest Rate Risk

		-0.25%	+0.25%
Financial Assets
Cash and cash equivalents	118,598	(296)	296
Trade and other receivables	176,322	(441)	441
Term deposit	-	-	-

Total financial assets	294,920	(737)	737

Total Increase / (decrease)		(737)	737

As at 31 March 2015
	Carrying Amt
	(NZD$)	Interest Rate Risk

		-0.25%	+0.25%
Financial Assets
Cash and cash equivalents	31,698	(79)	79
Trade and other receivables	24,767	(62)	62
Term deposit	250,000	(625)	625

Total financial assets	306,465	(766)	766

Total Increase / (decrease)		(766)	766

F-21

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

11.	FAIR VALUE MEASUREMENTS

Fair value measurement principles

The fair value of financial assets and liabilities must be estimated for recognition and measurement and for disclosure purposes.

When preparing the financial statements for the year ending 31 March 2016, the Company has adopted NZ IFRS 13 Fair Value Measurement which requires disclosure of fair value measurements by level of the following fair value hierarchy:

a) quoted prices (unadjusted) in active markets for identical assets and liabilities (Level 1)

b) inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (as prices) or indirectly (derived from prices) (Level 2), and

c) inputs for the assets or liability that are not based on observable market data (unobservable inputs) (Level 3).

The Company does not have any financial instruments which are recognised at fair value at reporting date.

Assets and liabilities not carried at fair value but for which fair value is disclosed

The following table analyses within the fair value hierarchy the Company’s assets and liabiliites (by class) not measured at fair value but for which fair value is disclosed.

31 March 2016	Level 1	Level 2	Level 3	Total
Assets
Loans and receivables
- Cash and cash equivalents	118,598	-	-	118,598
- Term deposit	-			-
- Trade and other receivables	-	-	176,322	176,322
Total	118,598	-	176,322	294,920

Liabilities
Trade and other payables	-	-	54,368	54,368
Total	-	-	54,368	54,368

31 March 2015	Level 1	Level 2	Level 3	Total
Assets
Loans and receivables
- Cash and cash equivalents	31,698	-	-	31,698
- Term deposit	250,000			250,000
- Trade and other receivables	-	-	24,767	24,767
Total	281,698	-	24,767	306,465

Liabilities
Trade and other payables	-	-	11,838	11,838
Total	-	-	11,838	11,838

F-22

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

11.	FAIR VALUE MEASUREMENTS (continued)

There were no transfers between levels during the period.

The assets and liabilities in the above table are carried at amortised cost; their carrying values are a reasonable approximation of fair value.

Loans and receivables include contractual amounts for settlement of trades and other obligations due to the Company. Trade and other payables represent contractual amounts and other obligations due by the Company.

12.	PROPERTY, PLANT AND EQUIPMENT

	Plant and	Total
	Equipment	Equipment
31 March 2016

Balance as at 1 April 2015	-	-
Additions	4,862	4,862
Accumulated depreciation and Impairment	(1,823)	(1,823)
Carrying value as at 31 March 2016	3,039	3,039

Current year depreciation
	(1,823)	(1,823)
31 March 2015

Balance as at 1 April 2014	-	-
Additions	-	-
Accumulated depreciation and Impairment	-	-
Carrying value as at 31 March 2015	-	-

Current year depreciation	-	-

F-23

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

13.	RELATED PARTY TRANSACTIONS

The Company is controlled by Coeus Limited (incorporated in New Zealand), which owns 100% of the Company’s shares. The Company’s ultimate controlling party is Mr. William Mook.

During the year the Company entered into the following transactions with related parties:

		For the six
	For the year	months ended
	ended 31/03/16	31/3/15
	$	$

Material transactions with related parties were:
Loans advanced to Coeus Limited	80,732	22,532
Interest received on loan to Coeus Limited	5,168	440
Total transactions with related parties	85,901	22,972

	As at	As at
	31/03/16	31/3/15
	$	$

Material amounts owing from related parties were:
Loans advanced - Coeus Limited	108,872	22,972
Total amounts owing from related parties	108,872	22,972

The loans to Coeus Limited are repayable on demand and carry interest at 6.70% p.a.

There is an Intellectual Property Assignment between Zeecol Limited and Coeus Limited that contain performance requirements.

14.	TRADE AND OTHER RECEIVABLES

	As at	As at
	31/03/16	31/3/15
Trade and other receivables comprise:	$	$

Trade receivables - interest accrued on term deposit	-	1,796
Trade receivables - debtors	67,450	-
Loans to related parties (note 13)	108,872	22,972
Total trade and other receivables	176,322	24,767

15.	WORK IN PROGRESS - DIGESTERS

		For the six
	For the year	months ended
	ended 31/03/16	31/3/15
	$	$

Work in progress- Digesters	65,882	47,244
Total work in progress - digesters	65,882	47,244

F-24

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

15.	WORK IN PROGRESS - DIGESTERS (continued)

Work in progress consists of development costs incurred in relation to the construction of Anaerobic Digesters in respect of three contracts signed by the Company - with Geddes Farming Company Limited, Aberystwyth Dairies Limited and with Pannett’s Dairies Limited, for the sale of goods (refer note 8).

The Digesters were still being constructed as at 31 March 2016, and accordingly no depreciation has been recorded as they are not yet available for use.

The contracts entered into between Zeecol Limited and Geddes Farming Company Limited, Aberystwyth Dairies Limited and Pannett’s Dairies Limited are subject to substantial deposits by those three entities.

These contracts comprise the provision of facilities to Geddes, Aberystwyth and Pannett’s Dairies to process all their farm waste, these facilities to be constructed at the respective farms but Zeecol will build, own and operate such facilities at these locations.

Such deposits are subject to “Off Take Agreements” whereby these funds are held in trust by the Bank. These funds are released to Zeecol Limited according to the degree of work undertaken for each contract and are subject to the scrutiny and acceptance by Geddes, Aberystwyth and Pannett’s.

The technology has been licensed to Zeecol Limited by Coeus Limited to build, own and operate these facilities on respective client farms.

16.	TRADE AND OTHER PAYABLES

	As at	As at
	31/03/16	31/3/15
Trade and other payables comprise:	$	$

Trade payables	15,059	11,838
Accruals	39,309	-
Total trade payables	54,368	11,838

Trade payables are to be settled within the next financial year.

17.	EQUITY

Share capital

As at 31 March 2016, share capital comprised 1,000,000 authorised and issued ordinary shares. All issued shares are unpaid, and have no par value.

As at 31 March 2015, share capital comprised 1,000,000 authorised and issued ordinary shares. All issued shares are unpaid, and have no par value.

The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company, and rank equally with regard to the Company’s residual assets.

F-25

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

18.	RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES WITH NET PROFIT AFTER TAXATION

		For the six
	For the year	months ended
	ended 31/03/16	31/3/15
	$	$

Net profit/(loss) after taxation	(173,739)	(93,933)

Movements in working capital items:
(Increase) in trade and other receivables	(70,822)	(2,235)
(Increase) in deferred expenses	(121,964)	(29,715)
(Increase) in income tax receivable	(291)	(1,228)
Increase in deferred tax liability	4,940	83,796
(Decrease) / Increase in GST payable	(37,115)	45,951
Increase in trade and other payables	42,530	11,838
Increase in depreciation	1,823	-
Increase in deferred revenue	295,772	337,000
	114,872	445,407
Net Cash Flows from Operating Activities	(58,867)	351,474

19.	CONTINGENT LIABILITIES

(a) Pursuant to a consulting agreement signed between the Company and Loomac Management Limited (Loomac), the Company agreed to engage Loomac to assist in getting the Company listed and trading on the Canadian Securities Exchange (CSE) in Canada and to assist in completing financings for a period of three years following listing. As consideration for these services, the Company made a cash payment to Loomac and agreed to issue a portion of shares of the resulting public company to Loomac.

(b) The Company has sales commission agreements with its sales representatives. The sales commission payable is 2% of the capital expenditure cost incurred in relation to sales contracts originated by the sales representative.

All commissions are contingent on the Company listing on the Canadian Stock Exchange and obtaining financing.

20.	CAPITAL COMMITMENTS

Subject to successful listing and obtaining financing, the Company is committed to building the Anaerobic Digesters and surrounding facilities on the farms in respect of the following customers:

(a) Aberystwyth Dairies Limited

(b) Pannetts Dairies Limited

(c) Geddes Farming Company Limited

F-26

Zeecol Limited

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 MARCH 2016

21.	JUDGEMENTS AND ESTIMATES MADE BY THE COMPANY IN THE PREPARATION OF THESE FINANCIAL STATEMENTS

*Classification of financial assets - the Company has reviewed the substance and nature of the financial assets carried, the obligations and rewards associated with holding those assets, and the implications of classifying an asset(s) in one category and then ‘tainting’ that category for future periods, should a change be made to the intention or operation of an asset(s) within that category. The Company believes that the current classifications best reflect the operational characteristics of the financial assets held.

*Classification of financial liabilities - the Company completed a review of the sub-categories of financial liabilities carried on the Statement of Financial Position. The Company believes that it has been as transparent as possible as to whom the financial liability obligations relate.

*Compilation of sensitivity analysis - the assumptions used in the modelling exercise have been based on what the Company considers as “reasonably possible”.

At the reporting date, the Company has no other significant estimates or assumptions that have significant risk of causing a material adjustment to the carrying amounts of the assets and liabilities within the next financial year.

22.	SUBSEQUENT EVENTS

Deferred Legal fees payable at balance date were believed to relate to the parent company, Coeus Ltd, but had been invoiced to Zeecol Ltd. These invoices have since been credited after balance date and re-issued to the parent company, however at balance date were due for payment by Zeecol Ltd.

F-27

ZEE COL LTD

INDEX

1.	COMPILATION REPORT

2.	STATEMENT OF INCOME

3.	STATEMENT OF CHANGES IN EQUITY

4.	STATEMENT OF FINANCIAL POSITION

5.	NOTES TO FINANCIAL STATEMENTS

F-28

COMPILATION REPORT	ZEECOL LTD

For the nine months period ended 3l” December 2016

Compilation Report

TO: The Director/s

Scope:

On the basis of information supplied these accounts have been compiled as a Special Purpose report for internal management purposes only.

Auditing:

These accounts have not been audited.

Disclaimer

As mentioned earlier in our report, we have compiled the financial information based on information provided to us. No liability express or implied is conceded to any lliird parties whatsoever.

F-29

ZEECOL LIMITED

STATEMENT OF OTHER COMPREHENSIVE INCOME
For the nine months ended 31st December 2016

	NZ$ 2016	2015
Other Income
Interest Received	2,671	4,367

Total Operating Income

Operating Expenses
Accountancy Fees	11,627	14,585
Legal Fees	349
Advertising	3,667	12,027
Agents Expenses		10,577
Audit Fee	4,025	2,550
Fundraising Expenses	343,640
Bank Fees and Charges	486	451
Book-keeping	2,522	450
Consultancy Fees	8,696
Depreciation	1,955	1,161
Entertainment
Fuel	597	1,537
Interest - Bank Overdraft		772
Licences & Fees	43	3,002
Light,Heat & Power	1,500	647
Motor Vehicle Expenses	140	390
Office Expenses	3,829
Computer Expenses	405
Other Non Deductible Expenses		12,635
Printing & Stationery	1,754	3,299
Postages	28
Protective Clothing		19
Purchases		385
Rent - Office	27,822	27,495
Rent - Warehouse	29,299	20,979
Staff Training Expenses		9,217
Subscriptions	2,152	766
Telephone & Internet	4,673	2,530
Internet Marketing Fees	15,387
Travel	6,375	11,361

Total Operating Expenses	470,971	136,835

Nett profit (loss) before taxation	-468,300	-132,468

Taxation Expenses NOTE 2	-179,325	21,291

Net profit (loss) for the period after taxation attributable to the owners of the company	-288,975	-153,759

F-30

ZEECOL LIMITED

STATEMENT OF CHANGES IN EQUITY

FOR THE NINE MONTHS ENDED 31 DECEMBER 2016

	2016	2015

Total Comprehensive Income for the period	-388975	-153759
Net profit/loss after taxation
Other comprehensive income
TOTAL COMPREHENSIVE INCOME FOR THE PERIOD	-288975	•153759

Transactions with owners of the company in capacity as owners
Issue of ordinary shares
Total transactions with the owners of the company
Opening balance of equity 1 April 2016	-277387	-93933
Closing balance of equity 31 December 2016	-566362	-247692

F-31

ZEECOL LIMITED

STATEMENT OF FINANCIAL POSITION

AS AT 31ST DECEMBER 2016

		2016	2015
ASSETS
CURRENT ASSETS
Cash & Cash Equivalents		83693	104406
Deferred Expenses		151679	129616
Income Tax Receivable	NOTE 3	190	2647
Trade & Other Receivables	NOTE 1	67450	227240
Loans Coesus Ltd	NOTE 4	136036
GST Receivable		982
TOTAL CURRENT ASSETS		440030	463909
NON CURRENT ASSETS
Work in progress		629567	64282
Property Plant	NOTE lc	14107	3701
Loans and Receivabless			0
Deferred Tax Asset	NOTE 2	80873
TOTAL NON CURRENT ASSETS		724547	67983

TOTAL ASSETS		1164577	531892
LIABILITIES
CURRENT LIABILITIES
Trade and other payables		598167	30158
GST Payable			11567
TOTAL CURRENT LIABILITIES		598167	41725
NON CURRENT LIABILITIES
Deferred Revenue		632772	632772
Investors Convertible Stock Investments	NOTE 4	500000
TOTAL NON CURRENT LIABILITIES		1132772	632772

TOTAL LIABILITIES		1730939	674497
EQUITY
Share Capital		0	0
Retained Earnings		-566362	-247692
TOTAL EQUITY		-566362	-247692
TOTAL LIABILITIES AND EQUITY		1164577	426805

F-32

Zeecol Limited

Notes to and forming part of the Financial Statements For the 9 Months Ended 31 December 2016

1. Statement of Accounting Policies

Reporting Entity

Zeecol Limited i3arampanyirx»rporatedintewZ

These financial statements have not been prepared for external use. They are prepared for management purposes only and should not be relied on for any olher purpose. They are therefore defined 33 special purpose reports.

Statement of Compliance and Basis of Preparation

The financial statements have been prepared in accordance with the policies outlined below under Specific Accounting Policies.

The accounting principles recognised as appropriate for Ihe measurement and reporting of the Statement of Financial Performance and Statement of Financial Position on a historical cost basi3 ate followed by the cornpany, unless otherwise stated in the Specific Accounting Policies.

The information is presented in New Zealand dollars. All values are rounded to me nearest dollar.

Going Concern

The company is dependent upon Ihe continued support of its lenders including shareholder advances. The going concern basis assumes confirmed support of these parties m following financial periods. The director in determining that ihe financial statements be prepared on a going concern basis has taken into account events subsequent to balance date.

Specific Accounting Policies

The following specific accounting policies which materially affect the measurement of the Statemenl of Financial Performance and Statement of Financial Position have been applied:

(a) Revenue Recognita!

Revenue 13 recognised when the significant risks and rewards of ownership have been transferred to the buyer and it 19 probable Ihe company will receive the previously agreed upon payment.

Deposits received in advance from customers in anticipation of the future sale of goods are recognised as revenue only when the above criteria has been met. Until that time they are carried as deferred revenue.

(b) Trade Recervattes

Trade Receivables are recognised at estimated realisable value.

(c) Property, Rant & Equipment

Property, Plant and Equipment are recognised at cost less aggregate depreciation. Depredation has been calculated using Ihe maximum rates permitted by the Income Tax Act 2007. Gains and losses on disposal of fixed assets are taken into account in determining Ihe operating result for the year. The principal rates of depreciation are:

Property Improvements - At cost	4-24% DV
Rant & Equipment	10-80.4* DV
Motor Vehicles	13 - 30% DV
Furniture & Fittings	15.6-30% DV
Office Equpment	15.6-80.4%

F-33

Zeecol Limited

Notes to and forming part of the Financial Statements (continued) For the 9 Months Ended 31 December 2016

(d) Income Tax

Income tax is accounted for using the taxes payable method. The income lax expense recognised in the Statement of Financial Performance is the estimated income tax payable in me current year, adjusled for any differences between the estimated and actual income tax payable in prior years.

Deferred income tax is provided, using the comprehensive balance sheet liability method, providing for temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements as per NZIAS12 The deferred income tax is not accounted tor if it arises from initial recognition of an asset or liability in a transaction that at the time of the transaction affects neither accounting nor taxable profit/loss. Deferred income fax is provided for using fax rates expected to apply in the period of settlement, based on tax rates enacted or substantively enacted at balance date. The carrying amount of deferred tax asseb is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to altow all or part of the deferred income tax asset to be utilised.

(e) Goods and Services Taxation (GST)

Revenues and expenses have been recognised in the financial statements exclusive of GST except that irrecoverable GST input tax has been recognised in association with the expense to which it relates. All items in the Statement of Financial Position are stated exclusive of GST except for receivables and payables which are stated inclusive of GST.

(f) Changes in Accounting Policies

There have been no changes in accounting policies. All policies have been applied on a basis consistent with those from previousfinancial statements.

F-34

2.Tax Reconciliation	9 Months to 31 December 20169 Months to	9 Months to 31 December 20151 2
9 Months to I 31 December 1 2015 I	$	$
Deficit before Income Tax	(468.300)	(132,468)
Permanent Differences
Fundraiaing Expenses not Deductible	343,640	-
Other Non Deductible Expenses	-	12,635
Total Permanent Differences	343,640	12,635
Tax Losses brought Forward 1 April	(164,175)	(8.012)
Timing Differences	-	-
Total Timing Differences	(164,175)	(8,012)
Taxable Profit for Income Tax Purposes	(288,835)	(140,480)
Income Tax Payable at 28c	-	-
Deferred Tax Movement	179,325	(21,291)
Tax Expense for the period	179,325	(21.291)
Deferred Tax
Opening Balance	(98,452)	(83,796)
Movement for the Period	179,325	(21,291)
Closing Balance	80,873	(105,087)

F-35

Zeecol Limited

Notes to and forming part of the Financial Statements (continued)

For the 9 Months Ended 31 December2016

3. Income Tax Receivable	2016		2015
		$	$
Opening Balance		2,647	1.424
Less:
Refmd Received		(3.204)	-
Plus:
Interest R’AT Received		747	1,223
Income Tax (Receivable)		190	2,647

4. Related Parties
		$	$
Loan - to Coe3us Limited		136,036
Coeus Limited is considered a related party of Zeecol Limited due to common ownership. Advances have been made during the year between the two companies. No interest Is charged on Ihis loan as they are part of a wholly-owned group.
Total Receivables from Related Parties	1	136,036	-
Investors Convertible Stock		500,000
The loans can convert at 1:1 on demand of the note holder No interest Is payable.
Total Payables to Related Parties	1	500,000	-

5. These financial statements have not been audited.

F-36

PKF Goldsmith Fox Audit

Chartered Accountants

INDEPENDENT ASSURANCE PRACTITIONER’S REVIEW REPORT

To the Shareholders of Zeecol Limited

We have reviewed the accompanying financial statements of Zeecol Limited, which comprise the statement of financial position as at 31 December 2016, the statement of changes in equity and the statement of financial performance for the 9 months then ended, and a summary of significant accounting policies and other explanatory information.

Director’s Responsibility for the Financial Statements

The Director is responsible for the preparation and fair presentation of these financial statements in accordance with the company’s special purpose accounting policies and for such internal control as the Director determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Assurance Practitioner’s Responsibility

Our responsibility is to express a conclusion on the accompanying financial statements. We conducted our review in accordance with International Standard on Review Engagements (New Zealand) (ISRE (NZ)) 2400, Review of Historical Financial Statements Performed by an Assurance Practitioner who is not the Auditor of the Entity. ISRE (NZ) 2400 requires us to conclude whether anything has come to our attention that causes us to believe that the financial statements, taken as a whole, are not prepared in all material respects in accordance with the applicable financial reporting framework. This Standard also requires us to comply with relevant ethical requirements. A review of financial statements in accordance with ISRE (NZ) 2400 is a limited assurance engagement. The assurance practitioner performs procedures, primarily consisting of making enquiries of management and others within the entity, as appropriate, and applying analytical procedures, and evaluates the evidence obtained. The procedures performed in a review are substantially less than those performed in an audit conducted in accordance with International Standards on Auditing (New Zealand). Accordingly, we do not express an audit opinion on these financial statements.

Other than in our capacity as assurance practitioner we have no relationship with, or interests in, Zeecol Limited.

Basis for Qualified Conclusion

The financial statements that are subject to our review are for the 9 months ended 31 December 2016. We have not reviewed the comparative information being the 9 month period to 31 December 2015.

Conclusion

Based on our review, except for the possible effects of the matter described in the Basis for Qualified Conclusion paragraph, nothing has come to our attention that causes us to believe that these financial statements do not present fairly, in all material respects, the financial position of the Zeecol Limited as at 31 December 2016, and of its financial performance for the 9 months then ended, in accordance with the company’s special purpose accounting policies.

Basis of Accounting

Without modifying our conclusion, we draw attention to Note 1, statement of accounting policies to the financial statements, which describes the basis of accounting. The financial statements have been prepared to provide information to management. As a result, the financial statements may not be suitable for another purpose.

Our review was completed on 9 May 2017 and our opinion is expressed at that date.

Christchurch

New Zealand

F-37

(c)	Pro forma financial information

The unaudited pro forma condensed combined financial information is set forth in Item 2.01 above, which information is incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Incorporation, as amended, filed with the State of Florida on March 27, 2017, relating to the Company’s name change to Zeecol International, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on March 29, 2017)
3.2*	Articles of Amendment to Articles of Incorporation, as amended filed with the State of Florida on May 12, 2017, relating to the designation of Series A Convertible Preferred Stock
10.1	Promissory Note, issued to Kwok Leung Lee, dated February 8, 2017 (incorporated by reference to Exhibit 10.1 of the Original Form 8-K)
10.2*	IP Agreement by and between the Company and William Mook, dated May 12, 2017
10.3*	Form of Letter of Intent
10.4*	Form of Offtake Agreement
10.5*	Business Advisory Agreement between Zeecol Limited, Ceous Limited and Covarrubia & Company, dated April 31, 2016
21.1*	Subsidiaries of the Company

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Dragon Wood Products, Inc.
Date: May 15, 2017
/s/ William Mook
	Name:	William Mook
	Title:	Chief Executive Officer